EXHIBIT (j)(2)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.121 to Registration Statement No. 002-27962 of Eaton Vance Special Investment Trust on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, appearing in the Annual Report on Form N-CSR of Eaton Vance Mutual Funds Trust for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2012

Appendix A

Report Date

Fund

February 22, 2012

Eaton Vance Parametric Structured Commodity Strategy Fund

February 17, 2012

Eaton Vance Large-Cap Core Research Fund